EXHIBIT 99.1

Digital Creative Development Corporation Announces New Business Direction

and Name Change to Tumbleweed Holdings, Inc.

New York, NY (April 29, 2014) -- Digital Creative Development Corporation (OTCBB: DCDC) announces a name change to Tumbleweed Holdings, Inc. (‘the “Company” or “Tumbleweed”). The stock will continue to trade under the symbol DCDC.

About Tumbleweed

The Company’s strategy is to pursue acquisitions and investments in the global agro-technology sector, with a focus on the emerging legal cannabis market in the US and abroad, as regulations permit. We will seek to acquire and invest in both established businesses and innovation focused start-ups with strong management teams and business models in this sector.

Opportunities under active consideration include hydroponics and other organic cultivation technologies, product testing facilities, sensor-based monitoring, software applications and systems for the commercial cannabis commercial market and conversion of the cannabis plant for use in legal cannabis concentrates, consumables and other natural by-products.

Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Tumbleweed’s products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the Federal and State levels.  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact:

Gary Herman, President
Tel: (212) 247-0581

gherman@tegacapital.com